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                                                                    EXHIBIT 10.1


                      NATIONSBANC MONTGOMERY SECURITIES LLC
                          NATIONSBANK CORPORATE CENTER
                             100 NORTH TRYON STREET
                         CHARLOTTE, NORTH CAROLINA 28255



                                                           May 29, 1998
CMI Industries, Inc.
1301 Gervais Street
Suite 700
Columbia, SC  29201

Attention:  Jim Ovenden

Ladies and Gentlemen:

         This letter agreement (the "Agreement") will confirm the understanding between CMI Industries, Inc. (the "Company") and NationsBanc Montgomery Securities LLC ("NMS") pursuant to which the Company has retained NMS to act as the exclusive dealer manager (the "Dealer Manager"), on the terms and subject to the conditions set forth herein, in connection with the proposed tender offer and consent solicitation ("Tender Offer") for any and all of its outstanding 9-1/2% Senior Subordinated Notes due 2003 (the "Notes") issued pursuant to the Indenture dated as of October 28, 1993, by and between the Company and The Chase Manhattan Bank (as successor to Chemical Bank), as trustee (the "Trustee"), governing the Notes (the "Indenture"). The holders of Notes are hereinafter referred to as the "Holders."

                  1. Engagement. Subject to the terms and conditions set forth herein:

                  (a) The Company hereby exclusively retains the Dealer Manager, and, subject to Section 4 hereof, NMS agrees to act, as the dealer manager and consent solicitation agent to the Company in connection with the Tender Offer until the date on which the Tender Offer expires or is earlier terminated in accordance with its terms. The Dealer Manager will advise the Company with respect to the terms and timing of the Tender Offer and assist the Company in preparing any documents to be delivered by the Company to the Holders or used in connection with the Tender Offer (the "Tender Documents"). The Company authorizes the Dealer Manager, in accordance with its customary practices and consistent with industry practice, to communicate generally regarding the Tender Offer with the Holders and their authorized agents. The date or dates on which the Tender Documents are first mailed or otherwise distributed to Holders is hereinafter referred to as the "Commencement Date."


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                  (b) The Company acknowledges that the Dealer Manager has been retained solely to provide the services set forth in this Agreement. In rendering such services, the Dealer Manager shall act as an independent contractor, and any duties of the Dealer Manager arising out of its engagement hereunder shall be owed solely to the Company. The Company also acknowledges that (a) NMS shall not be deemed to act as an agent of the Company or any of its affiliates (except that in any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, it shall be deemed made by NMS on behalf of the Company), and neither the Company nor any of its affiliates shall be deemed to act as the agent of NMS and (b) no securities broker, dealer, bank or trust company shall be deemed to act as the agent of NMS or as the agent of the Company or any of its affiliates, and NMS shall not be deemed to act as the agent of any securities broker, dealer, bank or trust company. NMS shall not have any liability in tort, contract or otherwise to the Company or to any of the Company's affiliates for any act or omission on the part of any securities broker or dealer or any bank or trust company or any other person.

                  (c) The Company acknowledges that the Dealer Manager is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, the Dealer Manager and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company or other entities that may be involved in the transactions contemplated hereby.

                  (d) As Dealer Manager, NMS agrees, in accordance with its customary practice and consistent with industry practice, to perform those services in connection with the Tender Offer as are customarily performed by investment banks in connection with tender offers and consent solicitations of a like nature.

                  (e) The Company shall arrange for an appropriate institution to act as information agent (the "Information Agent") in connection with the Tender Offer and, as such to advise NMS at least daily as to such matters relating to the Tender Offer as NMS may reasonably request. The Company shall arrange for an appropriate institution to act as depositary (the "Depositary") in connection with the Tender Offer and, as such, to advise NMS at least daily as to such matters relating thereto as NMS may reasonably request. In addition, the Company hereby authorizes the Dealer Manager to communicate with the Depository and the Information Agent with respect to matters relating to the Tender Offer.

                  (f) The Company shall furnish the Dealer Manager, or cause the Trustee or registrar for the Notes to furnish the Dealer Manager, as soon as practicable, with cards or lists or copies thereof showing the names of persons who were the Holders of record of Notes as of the date or dates specified by the Dealer Manager and, to the extent available to the Company, the beneficial Holders of the Notes as of such date or dates, together with their addresses and the principal amount of Notes held by them. Additionally, the Company shall update such information from time to time during the term of this Agreement as reasonably requested by the


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Dealer Manager and to the extent such information is reasonably available to the
Company within the time constraints specified.

                  (g) The Company agrees to advise the Dealer Manager promptly of the occurrence of any event, of which it becomes aware, which could cause or require the Company to withdraw, rescind or modify the Tender Documents. In addition, if any event occurs as a result of which it shall be necessary to amend or supplement any Tender Documents in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, the Company shall, promptly upon becoming aware of any such event, advise NMS of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Tender Documents to NMS, so that the statements in such Tender Documents, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect.

                  (h) The Company will not use or publish any material in connection with the Tender Documents, or refer to the Dealer Manager in any such material, without the prior approval of the Dealer Manager. The Company, upon receiving such approval, will promptly furnish the Dealer Manager with as many copies of such approved materials as the Dealer Manager may reasonably request. The Company will promptly inform the Dealer Manager of any litigation or administrative proceeding which is initiated or (to the best of its knowledge) threatened with respect to the Tender Offer.

                  (i) The Company agrees in accordance with and subject to the terms and conditions of the Tender Documents, to pay promptly the applicable purchase price for the Notes to the Holders entitled thereto.

         2. Compensation and Certain Expenses. (a) In consideration of services provided hereunder as Dealer Manager, the Company shall pay the Dealer Manager a cash fee equal to $2.50 per $1,000 of the principal amount of Notes purchased by the Company in the Tender Offer. Such fee shall be payable at the time the Company first purchases Notes pursuant to the Tender Offer. Once any such fees are paid, they shall not be refundable for any reason.

                  (b) Whether or not any Notes are tendered pursuant to the Tender Offer, the Company shall pay all expenses of the preparation, printing, mailing and publishing of the Tender Documents, and all amounts payable to securities dealers (including the Dealer Manager), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Tender Documents to their customers, and of any forwarding agent, all advertising charges and all other expenses in connection with the Tender Offer but the Dealer Manager shall be responsible for all expenses incurred by the Dealer Manager in connection with its services as Dealer Manager under this Agreement, including its out-of-pocket expenses.

         3. Termination. Subject to Section 8 hereof, this Agreement may be terminated by the Company or by the Dealer Manager at any time upon at least 10 days' prior written notice thereof to the other party. Upon any termination by the Company of NMS's engagement as


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Dealer Manager hereunder, NMS shall continue to be entitled to receive payment of the fees otherwise payable to NMS under Section 2(a), provided the Company before March 31, 1999 purchases Notes or consents are accepted, except to the extent that it shall be finally judicially determined that NMS (i) was grossly negligent or engaged in willful misconduct in the performance of its duties under this Agreement or (ii) failed to cure any material breach of any obligations of the Dealer Manager under this Agreement.

         4. Representations and Warranties by the Company. The Company represents and warrants to the Dealer Manager, on the date hereof, on each date that any Tender Documents are published, sent, given or otherwise distributed and on the date of purchase of Notes by the Company pursuant to the Tender Offer (the "Consummation Date") that:

                  (a) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has all necessary corporate power and authority to execute and deliver this Agreement, and to perform all its obligations hereunder and to consummate the Tender Offer in accordance with its terms and (iii) shall take on a timely basis all material actions necessary or legally required in relation to the Tender Offer.

                  (b) Prior to the Consummation Date, the Company will take all necessary corporate action to authorize the making or consummation of the Tender Offer and the performance by the Company of this Agreement; and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to our affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing on the part of NMS.

                  (c) The Tender Documents (including the documents incorporated or deemed to be incorporated by reference into the Tender Documents) comply and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the federal securities laws; and the Tender Documents (including the documents incorporated or deemed to be incorporated by reference into the Tender Documents) do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The making and consummation of the Tender Offer and the execution, delivery and performance by the Company of this Agreement do not and will not conflict with, or result in a breach or violation of, or constitute a default under, except with respect to indebtedness to be satisfied on or before the Consummation Date, any of the provisions of the Indenture or of the charter documents or by-laws of the Company, or any other note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company

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or any of its subsidiaries is a party or by which it or any of them is bound or to which any of its or their properties or assets is subject, the breach or violation of which could reasonably be expected to have a material adverse effect upon the business, financial condition or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of any law, rule or regulation, or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or any of its or their respective properties or assets.

                  (e) No consent, approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality is or will be required in connection with the making or consummation of the Tender Offer and the execution, delivery and performance by the Company of this Agreement which have not been obtained.

                  (f) The Company shall advise the Dealer Manager promptly of
(i) the occurrence of any event that could cause the Company to withdraw, rescind or terminate the Tender Offer or would permit the Company to exercise any right not to purchase Notes tendered under the Tender Offer, (ii) the occurrence of any event or the discovery by it of any fact, the occurrence or existence of which it believes would require the making of any change in the Tender Documents then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect,
(iii) any proposal or requirement to make, amend or supplement any Tender Document or any filing in connection with the Tender Offer pursuant to the Exchange Act or any applicable law, rule or regulation, (iv) its awareness of the issuance by any regulatory authority of any comment or order or the taking of any other action concerning the Tender Offer (and, if in writing, will furnish the Dealer Manager with a copy thereof), (v) its awareness of any material developments in connection with the Tender Offer or the financing thereof, including, without limitation, the commencement of any lawsuit concerning the Tender Offer, and (vi) any other information relating to the Tender Offer, the Tender Documents or this Agreement which the Dealer Manager may from time to time reasonably request.

                  (g) There is no action, suit or proceeding before or by any court or governmental agency or body now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which would adversely affect the consummation of the Tender Offer or the effectiveness of this Agreement.

                  (h) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

         The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Party (as defined in Annex A attached hereto), (ii) any termination of this Agreement or (iii) any withdrawal by NMS pursuant to Section 3 hereof or otherwise.


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         5.       Conditions and Obligations. The obligation of NMS to act as a
Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:

                  (a) All representations and warranties of the Company contained herein or in any certificate or writing delivered hereunder at all times during the Tender Offer shall be true and correct in all material respects.

                  (b) The Company at all times during the Tender Offer shall have performed all of its obligations hereunder required as of such time to have been performed by it.

                  (c) Sutherland, Asbill & Brennan, counsel for the Company, shall have furnished to the Dealer Manager, an opinion on the Consummation Date, dated such date, subject to customary qualifications and exceptions, to the following effect:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                           (ii) The Company has duly taken all necessary corporate action to authorize the making and consummation of the Tender Offer and the execution, delivery and performance by the Company of this Agreement; and this Agreement has been duly executed and delivered by the Company;

                           (iii) Assuming the due authorization, execution and
                  delivery of this Agreement by NMS, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to our affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing on the part of NMS.

                           (iv) The making and consummation of the Tender Offer and the execution, delivery and performance by the Company of this Agreement do not and will not conflict with, or result in a breach or violation of, or constitute a default under, any of the provisions of the Indenture or of the charter documents or by-laws of the Company or of any note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company is a party or by which it is bound or any of its subsidiaries is a party or by which any of them is bound or to which any of its or their properties or assets is subject, each of which has been identified by the Company as material on a schedule to such opinion and provided to such counsel for the Company, nor will such action result in a violation of any Delaware or federal law, rule or regulation or any order known to such

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                  counsel of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or any of its or their respective properties or assets;

                           (v) No consent, approval, authorization, order of, or registration, qualification or filing with, any Delaware or federal court or regulatory authority or other governmental agency or instrumentality is or will be required in connection with the making and consummation of the Tender Offer and the execution, delivery and performance by the Company of this Agreement which have not been obtained; and

                           (vi) Such counsel has participated in conferences
                  with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and the Dealer Manager's representatives, at which the Tender Offer and the contents of the Tender Documents and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Tender Documents and have not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused such counsel to believe that the Tender Documents, as of their date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express a belief with respect to the financial statements or other financial data included in the Tender Documents.

         6. Indemnification. In consideration of the engagement hereunder, the Company on the one hand, and the Dealer Manager, on the other hand, shall indemnify each other and hold each other harmless, and each Indemnified Person (as defined in Annex A hereto) to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof.

         7. Confidentiality. (a) The Dealer Manager and its affiliates shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and shall treat confidentially all such information, provided that nothing herein shall prevent the Dealer Manager from disclosing any such information (i) pursuant to the order of any court or administrative proceeding,
(ii) upon the request or demand of any regulatory authority having jurisdiction over the Dealer Manager or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Dealer Manager, (iv) to its employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information or (v) to any of its affiliates as set forth in Section 11(c) hereof. With respect to clause (i) above, prior to making any such disclosure, the Dealer

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Manager shall notify the Company of such order or request and use its best efforts to cooperate with the Company in seeking a protective order or taking such action as the Company may reasonably request, consistent with applicable law.

             (b) The Company agrees that it will not disclose this Agreement, the contents hereof or the activities of the Dealer Manager pursuant hereto to any person without the prior approval of the Dealer Manager, except that the Company may disclose this Agreement and the contents hereof (i) to its officers, employees, attorneys and advisors on a confidential and need-to-know basis and
(ii) as required by applicable law or compulsory legal process or in the prosecution of any proceeding initiated by the Company.

         8. Survival. The agreements contained in Sections 2, 6 and 7 and the representations and warranties of the Company set forth in Section 4 hereof shall survive any termination or cancellation of this Agreement, any completion of the engagement provided by this Agreement or any investigation made by or on behalf the Dealer Manager and any Indemnified Person and shall survive the termination of the Tender Offer.

         9. Governing Law and Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. THE COMPANY AND THE DEALER MANAGER IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

         The Company and the Dealer Manager irrevocably and unconditionally submit to the non-exclusive jurisdiction of any state or federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Service of any process, summons, notice or document by registered mail addressed to the Company shall be effective service of process against the Company for any suit, action or proceeding brought in any such court. The Company and the Dealer Manager irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the Company or the Dealer Manager is or may be subject, by suit upon judgment.

         10. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given (i) to the Company, such notice shall be in writing addressed to CMI Industries, Inc., 1301 Gervais Street, Suite 700, Columbia, SC 29201, facsimile number:
(803) 748-1738, Attention: Jim Ovenden and (ii) to NMS, such notice shall be in writing addressed to NationsBanc Montgomery Securities LLC, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, facsimile number: (704) 388-0830, Attention: Daniel Nass.


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         11. Miscellaneous. (a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

             (b) This Agreement, including any right to indemnification or contribution hereunder, is solely for the benefit of the Company and the Dealer Manager, and no other person (except for Indemnified Persons, to the extent set forth in Annex A hereto) shall acquire or have any rights under or by virtue of this Agreement.

             (c) The Dealer Manager may (subject to Section 7(a) hereof) share any information or matters relating to the Company, the Tender Offer and the transactions contemplated hereby with its affiliates, and such affiliates may likewise share information relating to the Company with the Dealer Manager. All such information shall be subject to the confidentiality provisions of
Section 7(a) hereof and the Dealer Manager shall be responsible for compliance by its affiliates with Section 7(a) hereof.

             (d) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Manager shall endeavor via good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

             (e) This Agreement may be executed in counterparts each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.



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        If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Dealer Manager the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

                                         Very truly yours,

                                         NATIONSBANC MONTGOMERY
                                         SECURITIES LLC


                                         By:
                                            ----------------------------------
                                                Name:
                                                Title:

Accepted and agreed to as of
the date first written above:

CMI INDUSTRIES, INC.


By:
   --------------------------
         Name:
         Title:

                                     ANNEX A


         The Company hereby agrees to indemnify and hold harmless the Dealer Manager and its affiliates and officers, directors, employees, agents and controlling persons (each a "Dealer Manager Indemnified Person") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Dealer Manager Indemnified Person may become subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Tender Documents or any of the documents incorporated by reference therein or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement to which this Annex A is attached, (C) any withdrawal, termination, rescission or modification of, or failure to purchase Notes properly tendered pursuant to, the Tender Offer or (D) the transactions contemplated by the Agreement to which this Annex A is attached or the performance by the Dealer Manager thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ("Dealer Manager Proceedings") regardless of whether any of such Dealer Manager Indemnified Persons is a party thereto, and to reimburse such Dealer Manager Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, provided that the indemnification contemplated by clause (C) or (D) above will not, as to any Dealer Manager Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from (i) the gross negligence or willful misconduct of any Dealer Manager Indemnified Person or (ii) the failure of the Dealer Manager to cure any material breach of any obligations of the Dealer Manager under this Agreement within a reasonable amount of time after receipt by the Dealer Manager of written notice from the Company of such breach (which notice shall specify that it is a notice of breach for purposes of this Agreement). The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent, the Company and its subsidiaries jointly and severally agree, subject to the provisions of this Annex A, to indemnify the Dealer Manager Indemnified Person from and against any loss, damage or liability by reason of such settlement.

         The Dealer Manager shall indemnify and hold harmless the Company and its affiliates and officers, directors, employees, agents and controlling persons (each a "Company Indemnified Person") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Company Indemnified Person may become subject arising out of or based upon the transactions contemplated by the Agreement to which this Annex A is attached or the performance by the Company thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ("Company Proceedings") regardless of whether any of such Company Indemnified Persons is a party thereto, and to reimburse such Company Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing,

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

but only to the extent such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from (i) the gross negligence or willful misconduct of the Dealer Manager Indemnified Person or (ii) the failure of the Dealer Manager to cure any material breach of any obligations of the Dealer Manager under this Agreement within a reasonable amount of time after receipt by the Dealer Manager of written notice from the Company of such breach (which notice shall specify that it is a notice of breach for purposes of this Agreement). The Dealer Manager shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent, the Dealer Manager agrees, subject to the provisions of this Annex A, to indemnify the Company Indemnified Person from and against any loss, damage or liability by reason of such settlement. The terms "Dealer Manager Indemnified Person" and "Company Indemnified Person" are herein collectively referred to as an "Indemnified Person" and the terms "Dealer Manager Proceedings" and "Company Proceedings" are herein collectively referred to as "Proceedings."

         Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against the Company or the Dealer Manager, as the case may be, as indemnifying party (the "Indemnifying Party") for indemnification hereunder, notify such Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the such Indemnifying Party will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify such Indemnifying Party will not relieve it from any liability which it may have to such Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Dealer Manager, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in


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

writing the employment of counsel for such Indemnified Person; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The Indemnifying Party shall not effect, without the prior written consent of the Indemnified Person, any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release from the party bringing such proceeding of such Indemnified Person and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the applicable Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relevant benefits to the Company (including its affiliates, officers, directors, employees, agents and controlling persons) on the one hand and the Dealer Manager (including its affiliates, officers, directors, employees, agents and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the aggregate original principal amount of the Notes outstanding bears to (ii) the fee paid or proposed to be paid to the Dealer Manager pursuant to Section 2(a) of the Agreement to which this Annex A is attached. The relative fault of the Indemnifying Party on the one hand and the Indemnified Person on the other relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Indemnifying Party and its affiliates or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The indemnity, reimbursement and contribution obligations of an Indemnifying Party under this Annex A shall be in addition to any liability which such Indemnifying Party may otherwise have to an Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Indemnifying Party and any such Indemnified Person. Notwithstanding the foregoing, in no event shall the Dealer Manager be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by the Dealer Manager in connection with the Agreement to which this Annex A is attached.

         Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Agreement to which this Annex A is attached.



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